UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

First Advantage Bancorp
(Exact name of registrant as specified in its charter)

Tennessee	001-33682	26-0401680
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Madison Street, Clarksville, Tennessee  37040
(Address of principal executive offices) (Zip Code)

(931) 552-6176
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                      Appointment of Certain Officers.

On March 18, 2011, First Advantage Bancorp (the “Company”) the holding company for First Federal Savings Bank (the “Bank”) announced that effective, March 16, 2011,  Cindy Smith was appointed Chief Operations Officer of First Federal Savings Bank. Ms. Smith, age 47, has more than 25 years of experience in financial services. In her role she will be responsible for the Bank’s retail operations, human capital, marketing and IT strategies.

Prior to joining the Bank, Ms. Smith served as the vice president of sales and marketing, mobile payments for Bling Nation, located in Palo Alto, California. Before this role, she was the vice president, card services at Patelco Credit Union, in San Francisco, California.  Ms. Smith served as vice president, sales service at Technology Credit Union, located in San Jose, California.

Ms. Smith received a Bachelor’s degree in Human Relations and a Master’s degree in Human Resource Management from Golden Gate University San Francisco, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE BANCORP
(Registrant)

Date: March 18, 2011	By:	/s/Patrick C. Greenwell
Patrick C. Greenwell
	Title:	Chief Financial Officer